 As filed with the Securities and Exchange Commission on November 27, 2000.

                                                Registration No. _______________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 RES-CARE, INC.
               (Exact name of Company as specified in its charter)

KENTUCKY                                                     61-0875371
(State or other jurisdiction of                              (I.R.S. Employee
incorporation or organization)                               Identification No.)

                             10140 LINN STATION ROAD
                           LOUISVILLE, KENTUCKY 40223
                    (Address of principal executive offices)

                              ---------------------

        RES-CARE, INC. 2000 STOCK OPTION AND INCENTIVE COMPENSATION PLAN RES-CARE, INC. 2000 NONEMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN
                            (Full title of the plan)

                              ---------------------

RONALD G. GEARY                                  COPY TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER
RES-CARE, INC.                                   ALAN K. MACDONALD
10140 LINN STATION ROAD                          FROST BROWN TODD LLC
LOUISVILLE, KENTUCKY 40223                       400 W. MARKET STREET
(502) 394-2100                                   32ND FLOOR
(Name, address and telephone number,             LOUISVILLE, KENTUCKY 40202-3363
including area code, of agent for service)       (502) 589-5400

                             -----------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                         PROPOSED MAXIMUM       PROPOSED MAXIMUM
  TITLE OF SECURITIES              AMOUNT TO BE          OFFERING PRICE PER     AGGREGATE OFFERING      AMOUNT OF
   TO BE REGISTERED                 REGISTERED                SHARE                 PRICE             REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value      1,000,000 Shares (1)         $5.50 (2)           $5,500,000.00          $1,452.00
========================================================================================================================

(1) Plus such additional shares as may become issuable by reason of the antidilution provisions of the Plan.

(2) Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457, a proposed offering price of $5.50, the average high and low prices on November 1, 2000 as reported by the Nasdaq National Market System, was used.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

             The following documents have been incorporated by reference in this Registration Statement:

             (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

             (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000;

             (c) The Registrant's Current Reports on Form 8-K filed on February 28, April 17, April 27 and June 29, 2000; and

             (d) The description of the Registrant's Common Stock, no par value, contained in the Registration Statement on Form S-3 (Reg. No. 333-23599) as such description may be amended or updated.

             All documents subsequently filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 271B.8-510 of the Kentucky Business Corporation Act (the "KBCA") permits the indemnification by a corporation of any director who is made party to a threatened, pending or completed action, suit or proceeding because he is or was a director of such corporation. To be eligible for indemnification, such person must have conducted himself in good faith and reasonably believed that his conduct, if undertaken in his official capacity with the corporation, was in the corporation's best interests, and, if not in his official capacity, was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director must also not have reasonable cause to believe his conduct was unlawful. A director may not be indemnified under the above-referenced section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit by him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Indemnification permitted under Section 271B.8-510 of the KBCA in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding. Section 271B.8-560 of the KBCA provides that a Kentucky corporation may indemnify its officers, employees and agents to the same extent as directors. Indemnification against reasonable expenses incurred in connection with a proceeding is, unless otherwise limited by the corporation's articles of incorporation, mandatory when a director or officer has been wholly successful on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. A court of competent jurisdiction may also order indemnification if the director is fairly and reasonably entitled thereto in view of all relevant circumstances, whether or not he met the applicable standard of conduct or was adjudged liable to the corporation.

             The KBCA provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Additionally, the KBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation against liability asserted against or incurred by such parties in their respective capacity with the corporation.

             Article X of the Registrant's Amended and Restated Articles of Incorporation, as amended, and Article X of the Registrant's Amended and Restated Bylaws provide indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law.

ITEM 8.      EXHIBITS.

             Exhibit No.                    Description of Exhibit
             -----------                    -----------------------

             4.1............................Res-Care, Inc. 2000 Stock Option and
                                            Incentive Compensation Plan

             4.2............................Res-Care, Inc. 2000 Nonemployee
                                            Directors Stock Ownership Incentive Plan

             4.3............................Amended and Restated Articles of Incorporation
                                            of the Registrant. Exhibit No. 3.1 of
                                            the Registrant's Registration Statement
                                            on Form S-1 (File No. 33-48749) is
                                            hereby incorporated by reference.

             4.4............................Amendment to Amended and Restated Articles
                                            of Incorporation of the Registrant.
                                            Exhibit  No. 3.1 to the Registrant's
                                            Registration Statement on Form S-3
                                            (Reg.  No. 333-32573) is hereby
                                            incorporated by reference.

             4.5............................Amended and Restated Bylaws of the
                                            Registrant *

             5..............................Opinion of Frost Brown Todd LLC *

             23.1...........................Consent of KPMG LLP *




             23.2...........................Consent of Frost Brown Todd LLC
                                            (contained in their opinion filed
                                             as Exhibit 5)

             24.............................Powers of Attorney (included on the signature page of this Registration Statement) *

             *..............................Filed herewith.

ITEM 9.      UNDERTAKINGS.

             A.   The undersigned Registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        iii. To include any material information with respect
                             to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                             Provided, however, that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
                  1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the KBCA, the Amended and Restated Articles of Incorporation, as amended, and the Bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Kentucky on this 12th day of November, 2000.


                                        By:     /s/ Ronald G. Geary
                                           ------------------------------
                                           Ronald G. Geary
                                           Chairman, President & CEO


                                POWER OF ATTORNEY

         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and E. Halsey Sandford, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                              TITLE                      DATE
---------                              -----                      ----

/S/ James R. Fornear                  Director               November 22, 2000
--------------------

/S/ Ronald G. Geary             Chairman of the Board        November 12, 2000
-------------------                   President
                               Chief Executive Officer
                                      Director


/S/ E. Halsey Sandford            Senior Executive           November 13, 2000
----------------------               Director

SIGNATURE                              TITLE                      DATE
---------                              -----                      ----


/S/ Ralph G. Gronefeld, Jr.      Chief Financial Officer     November 22, 2000
---------------------------   Principal Accounting Officer


/S/ Seymour L. Bryson                 Director               November 13, 2000
---------------------


/S/ W. Bruce Lunsford                 Director               November 10, 2000
---------------------


/S/ Spiro B. Mitsos                   Director               November 10, 2000
-------------------


/S/ Olivia F. Kirtley                 Director               November 22, 2000
---------------------


/S/ Vincent D. Pettinelli             Director               November 10, 2000
-------------------------

                                  EXHIBIT INDEX

   Exhibit Number                           Description of Exhibit
   --------------                           ----------------------

         4.1................................Res-Care, Inc. 2000 Stock Option
                                            and Incentive Compensation Plan

         4.2................................Res-Care, Inc. 2000 Nonemployee
                                            Directors Stock Ownership Incentive Plan

         4.3................................Amended and Restated Articles of
                                            Incorporation of the Registrant.
                                            Exhibit No. 3.1 of the Registrant's
                                            Registration Statement on Form S-1
                                            (File No. 33-48749) is hereby
                                            incorporated by reference.

         4.4................................Amendment to Amended and Restated
                                            Articles of Incorporation of the Registrant.
                                            Exhibit No. 3.1 to the Registrant's
                                            Registration Statement on Form S-3
                                            (Reg. No. 333-32573) is hereby incorporated
                                             by reference.

         4.5................................Amended and Restated Bylaws of the Registrant *

         5..................................Opinion of Frost Brown Todd LLC *

         23.1...............................Consent of KPMG LLP *

         23.2...............................Consent of Frost Brown Todd LLC
                                            (contained in their opinion filed as
                                            Exhibit 5)

         24.................................Powers of Attorney (included on the signature page of this Registration Statement) *

         *..................................Filed herewith.


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